Exhibit 4.3

AMENDMENT NO. 4

TO

LOAN AND SECURITY AGREEMENT

This Amendment No. 4 to Loan and Security Agreement (this “Amendment”) is dated as of April 17, 2018 and is entered into by and among (a) (i) PARATEK PHARMACEUTICALS, INC. (“Inc.”), a Delaware corporation, and (ii) PARATEK PHARMA, LLC, a Delaware limited liability company (“LLC”; and, together with Inc., hereinafter collectively referred to as the “Borrower”), (b) (i) HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership, (ii) HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership, (iii) HERCULES CAPITAL, INC., a Maryland corporation, and (iv) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of September 30, 2015, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of November 10, 2015, among Borrower, Agent and Lender, as further amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of December 12, 2016, among Borrower, Agent and Lender, and as further amended by that certain Amendment No. 3 to Loan and Security Agreement dated as of June 27, 2017, among Borrower, Agent and Lender (as amended, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.Amendments.

1.1Clauses (ix) through (xi) of the definition of “Permitted Indebtedness” in Section 1.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“(ix) other unsecured Indebtedness in an amount not to exceed Two Million Dollars ($2,000,000) at any time outstanding, (x) intercompany Indebtedness that constitutes a Permitted Investment; (xi) Permitted Royalty Backed Indebtedness; (xii) Permitted Convertible Debt Financing; and (xiii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

1.2The Loan Agreement shall be amended by inserting the following new definition to appear in proper alphabetical order in Section 1.1 thereof (Definitions and Rules of Construction):

“Permitted Convertible Debt Financing” means issuance by Inc. of convertible notes in an aggregate principal amount of not more than One Hundred Seventy-Two Million Five Hundred Thousand Dollars ($172,500,000.00); provided that such convertible notes shall (a) have a scheduled maturity date no earlier than one hundred eighty (180) days after the Term Loan Maturity Date, (b) be unsecured, (c) not be guaranteed by any Subsidiary of Inc. that is not a Borrower, (d) contain usual and customary subordination terms for underwritten offerings of senior subordinated convertible notes (it being understood that the subordination terms provided to Agent on April 15, 2018 constitute usual and customary within the meaning of this clause (d)), and (e) specifically designate this Agreement and all Secured Obligations as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (d) of this definition specifically refer to such notes as being subordinated to the Secured Obligations pursuant to such subordination terms.

2.Borrower’s Representations And Warranties.  Borrower represents and warrants that:

2.1Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

2.2Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and/or Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

2.6As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations.  Borrower acknowledges that each of Agent and Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.Limitation.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.Effectiveness.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1Amendment.  Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender and such other documents as Agent may reasonably request.

4.2Payment of Lender Expenses.  Borrower shall have paid, within two (2) Business Days of receipt of invoice, all reasonable and invoiced Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

5.Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.  This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

6.Incorporation By Reference.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

PARATEK PHARMACEUTICALS, INC.

Signature:/s/ Douglas W. Pagan________

Print Name:Douglas W. Pagan__________

Title:Chief Financial Officer______

PARATEK PHARMA, LLC.

Signature:/s/ Douglas W. Pagan________

Print Name:Douglas W. Pagan__________

Title:Chief Financial Officer______

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:/s/ Melanie Grace_________

Print Name:Melanie Grace___________

Title:General Counsel, Chief Compliance Officer, & Secretary

LENDER:

HERCULES TECHNOLOGY II, L.P.,

a Delaware limited partnership

By: Hercules Technology SBIC Management, LLC,

its General Partner

By: HERCULES CAPITAL, INC.,

its Manager

Signature:/s/ Melanie Grace_________

Print Name:Melanie Grace___________

Title:General Counsel, Chief Compliance Officer, & Secretary

HERCULES TECHNOLOGY III, L.P.,

a Delaware limited partnership

By: Hercules Technology SBIC Management, LLC,

its General Partner

By: HERCULES CAPITAL, INC.,

its Manager

Signature:/s/ Melanie Grace_________

Print Name:Melanie Grace___________

Title:General Counsel, Chief Compliance Officer, & Secretary

HERCULES CAPITAL, INC.

Signature:/s/ Melanie Grace_________

Print Name:Melanie Grace___________

Title:General Counsel, Chief Compliance Officer, & Secretary